SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 21, 2003

                                 MEDIFAST, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      000-23016               13-3714405
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  (State or other jurisdiction     (Commission File Number)     (IRS Employer
 of incorporation or organization)                                Ident. No.)

    11445 Cronhill Drive, Owing Mills, Maryland                  21117
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    (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (410)-581-8042
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         (Former name or former address, if changed since last report.)

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Item 5.  Other Events

OWINGS MILLS, M.D., November 21 ,2003 - Medifast, Inc. announced today the election of a new independent director to its board.

Reverend Joseph D. Calderone, Ed.D., 55, Associate Director of Campus Ministry at Villanova University, was elected to Medifast's Board of Directors. Prior to his work at Villanova University, he spent over eight years with the Loyola University Medical Center as the hospital Chaplain and taught multiple courses including Introduction to the Practice of Medicine and Business Ethics. Mr. Calderone is currently a Captain in the US Navy Reserves and serves as the Wing Chaplain for the 4th Marine Aircraft Wing. Mr. Calderone has spent over 25 years in the medical related field and plans to assist the Company with future growth plans involving development of clinical affairs and diabetic nutrition initiatives.

The addition of Mr. Calderone to Medifast's board will increase the total number of directors to 7. In accordance with new Securities and Exchange Commissions criteria for "independence", Medifast's board will be comprised of a majority of independent directors.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDIFAST, INC.

Dated:  November 20, 2003

                                            /s/  Bradley T. MacDonald
                                            ------------------------------------
                                            Bradley T. MacDonald
                                            Chairman and Chief Executive Officer


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